Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

SKYX Platforms Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, no par value per share	Other	7,274,939	$2.30	(3)	$16,732,360	$110.20 per $1,000,000	$1,843.91
Fees Previously Paid
	Total Offering Amounts						$16,732,360		$1,843.91
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$1,843.91

(1)	Represents the common shares, no par value per share (“common stock”), of SKYX Platforms Corp. to be offered for resale by the selling securityholders named in this Registration Statement. Consists of (i) up to 4,526,673 shares of common stock that may be issued upon conversion of $10,350,000 aggregate principal amount, plus the amount of accrued and unpaid interest, if any, that may be payable in shares of common stock, of outstanding subordinated secured convertible promissory notes issued on February 6, 2023 and March 29, 2023, which are convertible into shares of common stock at a minimum conversion price of $2.70 per share; (ii) up to 1,391,667 shares of common stock that may be issued upon exercise of outstanding warrants to purchase common stock issued on February 6, 2023 and March 29, 2023; (iii) up to 132,000 shares of common stock that may be issued upon exercise of an outstanding warrant to purchase common stock issued to The Benchmark Company, LLC; (iv) up to 916,368 shares of common stock issued pursuant to private placement transactions that occurred during October 2021 through December 2021; (v) up to 204,171 shares of common stock that may be issued upon exercise of outstanding warrants to purchase common stock issued in connection with such private placements; and (vi) up to 104,060 shares of common stock that may be issued upon exercise of outstanding warrants to purchase common stock issued to certain placement agents.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of additional shares of common stock that may become issuable by reason of any stock splits, stock dividends, reorganizations, mergers, consolidations, recapitalizations or other similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rule 457(c) and calculated based upon the average of the high and low prices of the common stock on The Nasdaq Stock Market LLC on June 27, 2023.